Exhibit 99.1

SIGMATEL REPORTS FIRST QUARTER 2007 RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - May 3, 2007 - SigmaTel, Inc. (NASDAQ: SGTL) today announced results for the quarter ended March 31, 2007.

First Quarter Financial Review

Revenues for the first quarter of 2007 were $22.0 million with a GAAP net loss of $18.1 million or $0.51 per share. The non-GAAP adjusted net loss for the first quarter of 2007 was $14.6 million or a net loss of $0.41 per share. GAAP gross margins for the quarter were 35 percent and non-GAAP gross margins were 37 percent. See the reconciling charges set forth in the reconciliation of GAAP to non-GAAP results provided below.

As of March 31, 2006, SigmaTel had cash, cash equivalents, restricted cash and short-term investments of $81.2 million.

Executive Summary

“In January, we committed to evaluating the business to improve our financial stability. We consolidated office space, reduced staff and made additional expense controls. Executive Staff roles were redefined and the organization focused their efforts on major OEMs for the PMP, Printer, and TV Audio product lines,” said Phil Pompa, CEO of SigmaTel.

Tier one OEM design win announcements during the first quarter of 2007:

•	TV Audio design win at Samsung

•	Ink-jet AIO EasyShare™ printer design win at Kodak

•	STMP3600 based SanDisk player

Second Quarter 2007 Guidance

For the second quarter of 2007, the company anticipates revenue of $24 to $28 million with non-GAAP gross margins of approximately 38 percent, plus or minus a couple of points. SigmaTel’s gross margin percentage varies primarily with product mix, pricing, and unit costs.

GAAP diluted loss per share is expected to be $0.36 to $0.42 with non-GAAP loss per share expected to be $0.30 to $0.36, based on 35.5 million diluted weighted average shares outstanding. Our effective tax rate for the second quarter is expected to be approximately 10%.

Significant operating expenditure reductions were initiated during the first quarter and are expected to continue into the third quarter. Once completed, these reductions are expected to result in a total decrease of our quarterly operating expenses of $5.0 to $7.0 million.

“The management team will continue evaluating our businesses and managing our costs,” said Mr. Pompa. “Our goal is to rapidly minimize the cash burn, without jeopardizing future revenue.”

Conference Call Today

A conference call will be held today, May 3, 2007, at 3:30 p.m. Central Standard Time (CST) and will be simulcast over the Internet at www.streetevents.com and www.sigmatel.com. A replay will be available after the call until June 1, 2007, at the websites listed above or by calling (888) 203-1112 for domestic calls or (719) 457-0820 for international and entering passcode number 2154838.

For more information on SigmaTel, please visit www.sigmatel.com.

About SigmaTel: SigmaTel is a fabless semiconductor company which designs, develops, and markets mixed-signal ICs for the consumer electronics market. The Company’s target market segments include portable media players, printers and digital televisions. SigmaTel provides complete, system-level solutions that include highly-integrated ICs, customizable firmware and software, software development tools and reference designs. The Company’s focus is on enabling customers to rapidly introduce and offer electronic products that are small, light-weight, power-efficient, reliable, and cost-effective. SigmaTel is ISO 9001:2000 certified and is committed to providing customers with high performance, quality products along with superior, worldwide customer service.

Cautionary Language: This press release contains forward-looking statements based on current SigmaTel expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to SigmaTel or future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of SigmaTel, but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, and there will be events in the future that SigmaTel is not able to accurately predict or control. These risks and uncertainties include, but are not limited to: the ability of SigmaTel to effectively implement changes which will increase operational efficiencies, reduce costs, and ultimately improve SigmaTel’s financial results and return SigmaTel to profitability; our ability to execute on implementation of new products to support existing and new customer relationships and achieve new design wins; our ability to cut costs, as currently contemplated, without jeopardizing SigmaTel’s ability to retain key employees and continue supporting customers and new development efforts; and, market acceptance of our customers’ end products which incorporate our products. For a more detailed discussion of factors that could impact SigmaTel’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to recent SigmaTel filings with the SEC, particularly the Form 10-K that was filed on March 16, 2007.

SigmaTel provides a non-GAAP measure of gross profit, net income (loss) and net income (loss) per share in its earnings release. The presentation of gross profit, net income (loss) and net income (loss) per share is intended to be a supplemental measure of performance and excludes: (i) a non-cash charge related to amortization of intangible assets from acquisitions; (ii) a non-cash charge related to stock-based compensation; (iii) a charge related to the abandonment of leased facilities; and (iv) a loss on the disposition of assets in conjunction with the lease abandonment. SigmaTel believes that excluding these items represents a better basis for the comparison of its current results to past, present, and future operating results, and a better means to highlight the results of core ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures included in the press release have been reconciled to the corresponding GAAP financial measures as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

SigmaTel is a registered trademark of SigmaTel, Inc. All other products and brand names as they appear in this release are trademarks or registered trademarks of their respective holders. All specifications may be changed without notice.

SIGMATEL, INC.

RECONCILIATION of GAAP to NON-GAAP RESULTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Gross profit as reported	$7,728	$14,730
Non-GAAP adjustments:
Amortization of intangible assets from acquisitions	456	783

Adjusted gross profit	$8,184	$15,513

Adjusted gross profit percentage	37.2%	47.0%

	Three Months Ended March 31,
	2007	2006
Net loss as reported	$(18,136)	$(24,726)
Non-GAAP adjustments (tax effected):
Amortization of intangible assets from acquisitions	505	840
Stock-based compensation	1,866	2,057
Loss on asset disposition	594	—
Lease abandonment charge	619	—

Adjusted net loss	$(14,552)	$(21,829)

Diluted weighted average shares outstanding	35,533	35,787
Diluted net loss per share, non-GAAP	$(0.41)	$(0.61)

SIGMATEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$35,114	$30,686
Restricted cash	7,608	7,354
Short-term investments	38,501	62,800
Accounts receivable, net	12,730	12,556
Inventories, net	17,349	20,794
Income tax receivable	3,766	3,365
Prepaid expenses and other assets	4,917	5,591

Total current assets	119,985	143,146
Property, equipment and software, net	12,205	13,301
Intangible assets, net	14,978	15,370
Non-current income tax receivable	1,871	—
Other assets	1,065	1,574

Total assets	$150,104	$173,391

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,910	$16,338
Accrued compensation	5,470	8,712
Other accrued expenses	6,532	8,056
Deferred revenue	1,749	1,242
Current portion of long-term obligations	644	229

Total current liabilities	26,305	34,577
Non-current income taxes payable	5,933	4,453
Other liabilities	2,497	809

Total liabilities	34,735	39,839

Stockholders’ equity:
Common stock, $0.0001 par value; 170,000 shares authorized; shares issued and outstanding: 35,878 and 35,788 at March 31, 2007 and 35,603 and 35,513 at December 31, 2006, respectively	4	4
Additional paid-in capital	199,822	197,711
Notes receivable from stockholders	—	(5)
Treasury stock, 90 common shares at cost	(741)	(741)
Accumulated deficit	(84,033)	(63,687)
Accumulated other comprehensive income	317	270

Total stockholders’ equity	115,369	133,552

Total liabilities and stockholders’ equity	$150,104	$173,391

SIGMATEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues, net	$22,019	$33,021
Cost of goods sold	14,291	18,291

Gross profit	7,728	14,730

Operating expenses:
Research and development	18,321	22,192
Selling, general and administrative	9,838	13,993
Loss on asset disposition	594	—

Total operating expenses	28,753	36,185

Operating loss	(21,025)	(21,455)

Interest income, net	999	783

Foreign exchange loss	(74)	(52)

Total other income	925	731

Loss before income taxes	(20,100)	(20,724)

Income tax (benefit) expense	(1,964)	4,002

Net loss	$(18,136)	$(24,726)

BASIC NET LOSS PER SHARE	$(0.51)	$(0.69)

DILUTED NET LOSS PER SHARE	$(0.51)	$(0.69)

WEIGHTED AVERAGE SHARES USED TO COMPUTE:
Basic net loss per share	35,533	35,787
Diluted net loss per share	35,533	35,787